KELLEY DRYE & WARREN LLP
Two Stamford Plaza
281 Tresser Blvd.
Stamford, CT 06901

November 16, 2006

Board of Directors

Ethan Allen Interiors Inc.

Ethan Allen Drive

Danbury, CT 06811

Re:	Registration Statement on Form S-8 for
Amended and Restated 1992 Stock Option Plan

Dear Sirs:

We are acting as counsel to Ethan Allen Interiors Inc., a Delaware corporation (the “Corporation”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Act”), with the Securities and Exchange Commission (the “Commission”) relating to the registration of an aggregate of 997,270 shares of common stock, $.01 par value per share (the “Shares”), of the Corporation, which are issuable pursuant to the Corporation’s Amended and Restated 1992 Stock Option Plan, as amended (the “Plan”).

In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Plan; (ii) an executed copy of the Registration Statement; (iii) the Corporation’s Restated Certificate of Incorporation, as amended, and the Corporation’s Amended and Restated By-laws; and (iv) relevant resolutions and other records of corporate proceedings of the Corporation, as made available to us by officers of the Corporation. In addition, we have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons and the genuineness of all signatures on all documents examined by us. As to certain factual matters material to the opinion expressed herein, we have relied, to the extent we deemed proper, upon representations, warranties and statements as to factual matters of officers and other representatives of the Corporation. We express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

KELLEY DRYE & WARREN LLP

November 16, 2006

Page Two

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Corporation pursuant to the Plan have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly issued in accordance with the terms of the Plan, and the Corporation has received the consideration set forth in the option agreement relating thereto, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present General Corporation Law of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this letter as an Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

KELLEY DRYE & WARREN LLP

November 16, 2006

Page Three

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
KELLEY DRYE & WARREN LLP

By: /s/ Randi-Jean Hedin A Member of the Firm